SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 8, 2002

(Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-2700

(Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Pursuant to a Securities Purchase Agreement among Proxim Corporation (“Proxim”), Warburg Pincus Private Equity VIII, L.P., Broadview Capital Partners L.P., Broadview Capital Partners Qualified Purchaser Fund L.P. and Broadview Capital Partners Affiliates Fund LLC (collectively, the “Investors”), dated as of June 16, 2002, as amended on August 5, 2002, Proxim issued to the Investors $34 million of convertible notes and agreed to hold a special meeting of stockholders to approve the conversion of the notes and issuance to the Investors of warrants to purchase shares of Proxim’s common stock.

     On October 8, 2002, at a special meeting of stockholders of Proxim, the stockholders of Proxim approved the conversion of $34 million in outstanding principle amount of Proxim’s indebtedness into shares of Proxim’s Series A convertible preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of Proxim’s common stock.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: October 9, 2002	By:	/s/ Keith E. Glover

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary